Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1/A of Jiayuan.com International Ltd. of our report dated March 8, 2011, except for Note 19(c), (e) and (f) which are as of April 20, 2011, relating to the consolidated financial statements of Jiayuan.com International Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China
April 27, 2011